UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 3)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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180 DEGREE CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1, DATED August 18, 2025
(to the Joint Proxy Statement/Prospectus dated July 11, 2025)

This Supplement No. 1, dated August 18, 2025 (this “Supplement”), updates and supplements the joint proxy statement/prospectus dated July 11, 2025 (the “Joint Proxy Statement/Prospectus”) relating to the proposed business combination of 180 Degree Capital Corp (“180 Degree Capital”) (Nasdaq: TURN) and Mount Logan Capital Inc. (“Mount Logan”). Yukon New Parent, Inc. (“New Mount Logan”) filed the Joint Proxy Statement/Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4 (Registration No. 333-286043), which was declared effective by the SEC on July 11, 2025.
This Supplement is being filed by each of 180 Degree Capital and Yukon New Parent with the SEC to supplement certain information contained in the Joint Proxy Statement/Prospectus. Except as otherwise set forth below, the information set forth in the Joint Proxy Statement/Prospectus remains unchanged. This Supplement is not complete without, and may not be utilized except in connection with, the Joint Proxy Statement/Prospectus, including any amendments thereto.
This Supplement should be read in conjunction with the Joint Proxy Statement/Prospectus. The information in this Supplement modifies and supersedes, in part, the information in the Joint Proxy Statement/Prospectus. If there is any inconsistency between any information in the Joint Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.
SUMMARY OF THE SECOND AMENDMENT TO MERGER AGREEMENT
On August 17, 2025, the respective boards of directors of 180 Degree Capital and Mount Logan unanimously approved a second amendment to the Merger Agreement (“Merger Amendment No. 2”) attached hereto as Exhibit A. Merger Amendment No. 2 provides that, at the closing of the Business Combination, shareholders of 180 Degree Capital will receive 110% of 180 Degree Capital’s NAV, compared to 100% of NAV under the prior terms of the Merger Agreement.
The Merger Agreement, as amended prior to the date of this Supplement, is attached to the Joint Proxy Statement/Prospectus. Merger Amendment No. 2 is attached to this Supplement.
The following information supplements the existing disclosures contained under the heading “The Mergers—Background of the Merger” beginning on page 113 of the Joint Proxy Statement/Prospectus as follows:
On August 9, 2025, the entire 180 Degree Capital Special Committee met to hear feedback from Messrs. Rendino and Wolfe regarding comments from shareholders on the proposed Business Combination. The 180 Degree Special Committee instructed Messrs. Wolfe and Rendino to share this feedback with Mount Logan.

Also on August 9, 2025, Messrs. Rendino and Wolfe met with Messrs. Goldthorpe, Fioroni, Wayne and Mangum and Ms. Klassen to discuss feedback from shareholders of 180 Degree Capital.
On August 13, 2025, Messrs. Rendino and Wolfe presented potential updated terms of the Business Combination as discussed with Mount Logan to the 180 Degree Capital Special Committee. These potential terms included, but were not limited to, (i) an adjustment to the exchange ratio for 180 Degree Capital Shareholders by changing the percentage of NAV from 100% to a higher percentage, and (ii) a commitment for the post-merger company to buyback or tender for stock at the equivalent price per share of the transaction value of the proposed Business Combination. The 180 Degree Capital Special Committee instructed Messrs. Rendino and Wolfe to work with Mount Logan to finalize terms along the lines discussed for proposal and approval by the 180 Degree Special Committee.
On August 17, 2025, the 180 Degree Special Committee and 180 Degree Capital Board each unanimously approved the proposed updated terms of the Business Combination, valuing 180 Degree Capital at 110% of its NAV at closing and the announcement of the terms of a post-merger tender/stock repurchase program.
On August 18, 2025, Mount Logan and 180 Degree Capital issued a joint press release announcing the amended terms for the proposed Business Combination.
    The following information supplements the existing disclosures contained under the heading “Questions and Answers” beginning on page 1 of the Joint Proxy Statement/Prospectus as follows:
Q:    How many shares of New Mount Logan Common Stock will 180 Degree Capital shareholders own following the Mergers?
A:    Based on the estimated NAV of 180 Degree Capital as of July 8, 2025, of $48.0 million, the estimated pro forma post-merger shareholder ownership would be approximately 44% for current 180 Degree Capital shareholders.
    The following information supplements the existing disclosures contained under the heading “The Mergers—Certain U.S. Federal Income Tax Consequences of the Mergers” beginning on page 152 of the Joint Proxy Statement/Prospectus as follows. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Joint Proxy Statement/Prospectus:
Following the Mergers, New Mount Logan intends to institute a stock buyback program or make a tender offer for New Mount Logan Common Stock at the equivalent price per share of the transaction value of the proposed Business Combination. Any such program would only be implemented upon sole discretion of the Board of Directors of New Mount Logan, which is under no contractual obligation at the time of the Mergers to offer any such stock buyback program or make any such tender offer. The Parties intend to take the position for U.S. federal income tax purposes that payments made in the buyback or tender are unrelated to the Mergers. In that case, amounts received by a U.S. Holder in respect of New Mount Logan Common Stock would be governed by the income tax rules applicable to stock redemptions. More specifically, under Section 302 of the Code, if the redemption meets the ownership-reduction tests, amounts received will generally be treated as payment for the sale of the redeemed shares, resulting in capital gain or loss. If the tests are not met, the payment will generally be a dividend to the extent of New Mount Logan’s earnings and profits, with any excess reducing basis in remaining shares and amounts beyond that treated as gain.
If the IRS were to disagree and recharacterize the stock buyback program or tender offer as integrated with the Mergers, the payments made in respect of the stock buyback or tender could be recharacterized as additional consideration received in the Mergers. In that case, a U.S. Holder would recognize gain (but not loss) equal to the lesser of (1) the actual gain realized in respect of its TURN Common Shares or MLC Common Shares (as applicable) surrendered in the Mergers and (2) the cash received in the buyback. Any remaining gain would be deferred, and the character of any recognized gain would generally be capital if the surrendered shares were capital assets.

The actual U.S. federal income tax consequences to any particular U.S. Holder will depend on such holder’s specific circumstances, including pre- and post-buyback ownership, tax basis in the relevant shares, and New Mount Logan’s earnings and profits. U.S. Holders should consult their own tax advisors regarding the proper treatment of cash received in any buyback and the U.S. federal, state, local, and non-U.S. tax consequences of the Mergers and any subsequent buyback.
The following information replaces the second paragraph in the existing disclosures contained under the heading “The Merger Agreement – Merger Consideration” beginning on page 154 of the Joint Proxy Statement/Prospectus as follows:
The 180 Degree Capital and Mount Logan exchange ratios are calculated based on each of Mount Logan’s and 180 Degree Capital’s respective NAV as of the Closing, which will be determined in accordance with the terms of the Merger Agreement, as described in more detail below. The TURN Exchange Ratio is calculated by obtaining (a) the quotient of (i) one (1), divided by (ii) the Outstanding TURN Shares, multiplied by (b) the product of (i) the New Mount Logan Shares for Issuance, multiplied by (ii) the quotient (rounded to the nearest fourth decimal place with 0.00005 rounding up) of (x) the product of (i) the Closing TURN Net Asset Value and (ii) 110%, divided by (y) the Combined Closing NAV. The MLC Exchange Ratio is calculated by obtaining (a) the quotient of (i) one (1), divided by (ii) the outstanding MLC Common Shares, multiplied by (b) the product of (i) the New Mount Logan Shares for Issuances, multiplied by (ii) the MLC NAV Multiplier. The TURN Exchange Ratio and the MLC Exchange Ratio will each be equitably adjusted (to the extent not already taken into account in determining the applicable NAVs) if, from the date 180 Degree Capital or Mount Logan delivers its respective net asset value calculation to the other party until the Effective Time, the number of outstanding TURN Common Shares or MLC Common Shares, respectively, increase, decrease, change into or are exchanged for a different number or kind of shares or securities as a result of any reclassification, merger, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities will have been authorized and declared with a record date within such period.
PROPOSED POST-CLOSING LIQUIDITY PROGRAM
Furthermore, New Mount Logan, together with its management and/or affiliates or related parties, intends to launch, no later than 60 days after closing of the proposed Business Combination, a tender offer for up to US$15.0 million of its common stock at a price per New Mount Logan share equal to the closing price per share implied by the sum of 180 Degree Capital’s NAV at closing and the value ascribed to Mount Logan per the terms of the proposed Business Combination of US$67.4 million at signing, subject to certain pre-closing adjustments (the “Closing Merger Value”). Additional tenders and/or stock repurchases of up to an additional US$10.0 million are expected to continue periodically throughout the 24 months following closing of the Business Combination. The price per share of the Liquidity Programs shall be determined by the New Mount Logan Board of Directors and is anticipated to be at or above the New Mount Logan price per share implied by the Closing Merger Value, which is currently a premium of at least 17% to TURN’s closing price of approximately US$4.42 on August 15, 2025. The total amount of the Liquidity Programs represents approximately 50% of 180 Degree Capital’s closing NAV, or approximately 25% of New Mount Logan’s estimated total market value based on the sum of the market capitalizations of 180 Degree Capital and Mount Logan as of August 15, 2025. The Liquidity Programs, following the initial US$15.0 million launched no later than 60 days after the closing, are expected to occur periodically and reach the aggregate US$25.0 million total amount offered and may occur through various methods, including open market purchases and privately negotiated transactions, and may be conducted pursuant to Rule 10b5-1 and Rule 10b-18 trading plans, and, if applicable, Rule 13e-4, and otherwise in accordance with applicable securities laws.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your 180 Degree Capital common shares, or need additional assistance, please contact
EQ Fund Solutions, LLC, who is assisting 180 Degree Capital in the solicitation of proxies:

EQ Fund Solutions, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
1 (800) 967-5051

You should read carefully and in their entirety this Supplement and the Joint Proxy Statement/Prospectus and all accompanying annexes and exhibits. You should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 37 of the Joint Proxy Statement/Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination (as defined in the Joint Proxy Statement/Prospectus) or determined if the Joint Proxy Statement/Prospectus or this Supplement is accurate or complete. Any representation to the contrary is a criminal offense.
Forward-Looking Statements
This supplement may contain statements of a forward-looking nature relating to future events within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s and 180 Degree Capital’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the Business Combination involving Mount Logan and 180 Degree Capital, including future financial and operating results, Mount Logan’s and 180 Degree Capital’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the Business Combination, statements about the post-closing liquidity program, and other statements that are not historical facts, including but not limited to future results of operations, projected cash flow and liquidity, business strategy, payment of dividends to shareholders of New Mount Logan, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this supplement will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite Mount Logan and 180 Degree Capital shareholder approvals; the risk that Mount Logan or 180 Degree Capital may be unable to obtain governmental and regulatory approvals required for the Business Combination (and the risk that such approvals may result in the imposition of conditions that could adversely affect New Mount Logan or the expected benefits of the Business Combination); the risk that an event, change or other circumstance could give rise to the termination of the Business Combination; the risk that a condition to closing of the Business Combination may not be satisfied; the risk of delays in completing the Business Combination; the risk that the businesses will not be integrated successfully; the risk that synergies from the Business Combination may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the Business Combination could have adverse effects on the market price of Mount Logan’s common shares or 180 Degree Capital’s common shares; unexpected costs resulting from the Business Combination; the possibility that competing offers or acquisition proposals will be made; the risk of litigation related to the Business Combination; the risk that the credit ratings of New Mount Logan or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the Business Combination; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Business Combination; the risk that insufficient cash will be available to effect the post-closing liquidity program; competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in Mount Logan’s and 180 Degree Capital’s businesses. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which 180 Degree Capital has filed or will file from time to time with the SEC and Mount Logan has filed or will file from time to time on SEDAR+.
Neither Mount Logan nor 180 Degree Capital undertakes any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The references and link to the website www.180degreecapital.com and mountlogancapital.ca have been provided as a convenience, and the information contained on such websites are not incorporated by reference into this supplement. Neither 180 Degree Capital nor Mount Logan is responsible for the contents of third-party websites.
Additional Information and Where to Find It
In connection with the agreement and plan of merger among 180 Degree Capital, Mount Logan, New Mount Logan, Polar Merger Sub, Inc., and Moose Merger Sub, LLC, dated January 16, 2025, as it may from time to time be amended, modified or supplemented (the “Merger Agreement”) that details the proposed combination of the businesses of 180 Degree Capital and Mount Logan and any other transactions contemplated by and pursuant to the terms of the Merger Agreement (the “Business Combination”), 180 Degree Capital has filed with the SEC and is in the process of mailing to its shareholders a definitive proxy statement on Schedule 14A (the “Business Combination Proxy Statement”), containing a form of WHITE proxy card. In addition, the surviving Delaware corporation, New Mount Logan has filed a registration statement (Registration No. 333-286043) with the SEC (the “Registration Statement”) that registers the exchange of New Mount Logan shares in the Business Combination and includes the Business Combination Proxy Statement in the form of a prospectus of New Mount Logan (the “New Mount Logan Proxy Statement/Prospectus”). The Business Combination Proxy Statement and the New Mount Logan Proxy Statement/Prospectus each contain important information about 180 Degree Capital, Mount Logan, New Mount Logan, the Business Combination and related matters. SHAREHOLDERS OF 180 DEGREE CAPITAL AND MOUNT LOGAN ARE URGED TO READ THE BUSINESS COMBINATION PROXY STATEMENT AND NEW MOUNT LOGAN PROXY STATEMENT/PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE APPLICABLE SECURITIES REGULATORY AUTHORITIES AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT 180 DEGREE CAPITAL, MOUNT LOGAN, NEW MOUNT LOGAN, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders may obtain copies of these documents and other documents filed with the applicable securities regulatory authorities free of charge through the website maintained by the SEC at https://www.sec.gov and the website maintained by the Canadian securities regulators at www.sedarplus.ca. Copies of the documents filed by 180 Degree Capital are also available free of charge by accessing 180 Degree Capital’s investor relations website at https://ir.180degreecapital.com.
In connection with the Director Election Special Meeting, 180 Degree Capital has filed a preliminary proxy statement and intends to file with the SEC a definitive proxy statement on Schedule 14A (the “Director Election Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for the Director Election Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE

DIRECTOR ELECTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by 180 Degree Capital free of charge through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed by the 180 Degree Capital are also available free of charge by accessing the 180 Degree Capital’s investor relations website at https://ir.180degreecapital.com.
Certain Information Concerning the Participants
180 Degree Capital, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Business Combination and the Director Election Special Meeting. Information about 180 Degree Capital’s executive officers and directors is available in 180 Degree Capital’s Annual Report filed on Form N-CSR for the year ended December 31, 2024, which was filed with the SEC on February 13, 2025, and in its proxy statement for the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”), which was filed with the SEC on March 1, 2024. To the extent holdings by the directors and executive officers of 180 Degree Capital securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at https://www.sec.gov. Additional information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the 180 Degree Capital shareholders in connection with the Business Combination and the Director Election Special Meeting is contained in the Business Combination Proxy Statement, and will be contained in the Director Election Proxy Statement when such document becomes available.
Mount Logan, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Mount Logan in favor of the approval of the Business Combination. Information about Mount Logan’s executive officers and directors is available in Mount Logan’s annual information form dated March 13, 2025, available on its website at https://mountlogancapital.ca/investor-relations and on SEDAR+ at https://www.sedarplus.com. To the extent holdings by the directors and executive officers of Mount Logan securities reported in Mount Logan’s annual information form have changed, such changes have been or will be reflected on insider reports filed on SEDI at https://www.sedi.com/sedi/. Additional information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Mount Logan shareholders in connection with the Business Combination is contained in the New Mount Logan Proxy Statement/Prospectus included in the Registration Statement.

ANNEX A
SECOND AMENDMENT TO THE MERGER AGREEMENT

AMENDMENT NO. 2
TO
AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER, dated as of August 17, 2025 (this “Amendment”), is made by and among Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada (“MLC”), 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York (“TURN”), Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of TURN (“New Parent”), Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Parent (“MLC Merger Sub”, and collectively with MLC, TURN, New Parent and TURN Merger Sub, the “Parties” and each a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated January 16, 2025, as amended by the Amendment to Agreement and Plan of Merger, dated July 6, 2025, by and among the Parties (“Amendment No. 1”), and as may be further amended, supplemented or modified from time to time (the “Merger Agreement”).
RECITALS
WHEREAS, the Parties previously entered into the Merger Agreement, which sets forth the Parties’ respective rights and obligations with respect to the transactions contemplated thereby;
WHEREAS, pursuant to Section 11.2 of the Merger Agreement, the Merger Agreement may be amended, supplemented or modified by an instrument in writing signed on behalf of each of the Parties;
WHEREAS, the Parties previously entered into Amendment No. 1 with respect to the matters set forth therein; and
WHEREAS, the Parties desire to further amend the Merger Agreement and agree on certain matters, each as set forth below.
NOW, THEREFORE, in consideration of the premises set forth above, which are made part of this Amendment, and in consideration of the representations, warranties, covenants and understandings set forth in the Merger Agreement and this Amendment, with the receipt and sufficiency of such consideration hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
AMENDMENTS
1.1    The defined term “TURN NAV Multiplier” in Section 10.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:
“TURN NAV Multiplier” means the quotient (rounded to the nearest fourth decimal place, with 0.00005 rounding up) of (i) the product of (A) the Closing TURN Net Asset Value and (B) 110%, divided by (ii) the Combined Closing NAV.”
1

ARTICLE II

MISCELLANEOUS
2.1    References. Each reference to the Merger Agreement (including references to “this Agreement,” “hereunder,” “hereof” and words of like import) in the Merger Agreement shall, unless the context otherwise requires, mean the Merger Agreement as amended by Amendment No. 1 and this Amendment; provided, that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Merger Agreement shall continue to refer to January 16, 2025 and not to the date of Amendment No. 1 or this Amendment.
2.2    No Other Amendments; Continuing Effect. Except as specifically set forth herein, all terms, covenants, and provisions of the Merger Agreement shall remain unchanged and in full force and effect in accordance with its terms.
2.3    Representations of the Parties. Each Party, severally and not jointly, hereby represents and warrants to each other Party:
(a)    Such Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment and to carry out any respective obligations hereunder. The execution and delivery of this Amendment has been duly and validly approved by the board of directors (or similar governing body, where applicable) of such Party, as applicable.
(b)    This Amendment has been duly and validly executed and delivered by such Party and constitutes the valid and binding obligation of such Party.
2.4    Governing Law; Jurisdiction. This Amendment shall be governed and construed in accordance with the Laws of the State of New York, subject to the terms set forth in Section 11.9 of the Merger Agreement, and this Amendment shall be enforced in accordance with the terms of Section 11.9 of the Merger Agreement.
2.5    Amendment. This Amendment may only be amended, supplemented or modified by an instrument in writing signed on behalf of each of the Parties, which such action taken or authorized by their respective boards of directors (or similar governing body).
2.6    Counterparts. This Amendment and any signed agreement or instrument entered into in connection with this Amendment may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Amendment or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the amendment of the Merger Agreement and each Party hereto forever waives any such defense.
[Signature Page Follows]
2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

MOUNT LOGAN CAPITAL INC.

By: /s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: CEO

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

180 DEGREE CAPITAL CORP.

By: /s/ Kevin M. Rendino
Name: Kevin M. Rendino
Title: Chief Executive Officer

YUKON NEW PARENT, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

POLAR MERGER SUB, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

MOOSE MERGER SUB, LLC

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]